UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549


                                FORM 8-K

                             CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): January 20, 2006



                       Access Pharmaceuticals, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        Delaware                     0-9314                  83-0221517
------------------------    ------------------------    -------------------
(State of Incorporation)    (Commission File Number)    (I.R.S. Employer

                                                        Identification No.)


     2600 Stemmons Freeway, Suite 176, Dallas, Texas             75207
     -----------------------------------------------           ---------
        (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code: (214) 905-5100
                                                       --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01
Entry into a Material Definitive Agreement

On January 20, 2006, Access Pharmaceuticals, Inc. (the "Company") Board of Directors approved the payment of a fee of $140,000.00 to J. Michael Flinn, the Chairman of the Board of Directors, for services as Chairman of the Board of Directors. The $140,000 fee is payable on the completion of a financing or merger as determined by the Board of Directors.

The Company Board of Directors also approved the grant of options to purchase 100,000 shares of the Company's common stock at an exercise price $0.63 per share to J. Michael Flinn, the Chairman of the Board of Directors, for services as Chairman of the Board of Directors.

The Company Board of Directors also approved the grant of options to purchase 24,183 shares of the Company's common stock at an exercise price $0.63 per share to each of the two members of Merger and Acquisitions Committee the Board of Directors, for services as members of the Merger and Acquisitions Committee.

The Company Board of Directors also approved the grant of options to purchase 6,000 shares of the Company's common stock at an exercise price $0.63 per share to each member of the Board of Directors, for services members of the Board of Directors.

                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Access Pharmaceuticals, Inc.
                                                 (Registrant)

                                          By: /s/ Stephen B. Thompson
                                             ------------------
                                              Stephen B. Thompson
                                              Vice President and
                                              Chief Financial Officer

Dated January 20, 2006

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